February 27, 1998


Mr. James Sever
104 Sever Lane
West Newton, PA 15089

Dear Jim:

WorldPort is pleased to provide you with the following offer to become its Senior Vice President of Network Operations. We look forward to your positive response to this offer and we look forward to having you as a member of the WorldPort team!

Terms of Employment:

Title:              Senior Vice President of Network Operations

Reporting:          You will report to the President and Chief Operating
                    Officer.

Responsibilities:   You will be responsible for all aspects of the design,
                    development and operation of WorldPort s global telecommunications network. In addition, you will be responsible for the development of carrier and interconnect agreements, billing operations, help desks, and data base management.

Compensation:       Base Salary:                   $150,000

                    Signing Bonus:                  $50,000
                       $25,000 to be paid on your Start Date.
                       $25,000 to be paid within 90 days of the Start Date.

                    Annual Performance Bonus:             50% of Base Salary
                       Based on objectives to be agreed to
                       by Dan Wickersham and the Board of Directors.
                       Such objectives will be established within 90 days of the Start Date.

                    Five Year Options to purchase:         400,000 shares

                       Options to purchase 100,000 shares of Stock will vest and be issued 1/3, 1/3, 1/3 on the first, second and third anniversary of the Start Date at a strike price equal to $2.00 per share.

                       Options to purchase 300,000 shares of Stock will vest and be issued 1/3, 1/3, 1/3 on the first, second and third anniversary of the Start Date at a strike price equal to $3.50 per share.

                       Upon a change of control of the Company, all options
                    shall vest                 immediately.

Benefits:           You will receive a full health benefits package
                    of the same type held by all WorldPort executives.

Start Date:         March 16, 1998.

Termination:        In the event that you are terminated without cause, you
                    shall receive a severance payment equal to 50% of your annual salary.

Jim, if you are in agreement with these terms, please place your signature in the space provided below, and fax this letter back to me. We look forward to working with you.

                         Sincerely,



                         Paul A. Moore
                         Chief Executive Officer

I hereby accept the above employment terms:


___________________________________          Date:  __________________
James Sever